Exhibit 99.1


                        Form 4 - Joint Filer Information

Name:        Frank J. Husic & Co.
Address:     555 California Street, Suite 2900
             San Francisco, CA 94104
Designated Filer:  Husic Capital Management
Issuer & Ticker:   MFIC Corporation (MFIC)
Date of Event:     December 16, 2003

Signature:         /s/ John Sanders
                   -------------------
                   John Sanders, Compliance Officer

Name:        Frank J. Husic
Address:     555 California Street, Suite 2900
             San Francisco, CA 94104
Designated Filer:  Husic Capital Management
Issuer & Ticker:   MFIC Corporation (MFIC)
Date of Event:     December 16, 2003


Signature:         /s/ Frank J. Husic
                   -------------------
                   Frank J. Husic